 Exhibit 99.1

COOPERATION AGREEMENT

This COOPERATION AGREEMENT (this “Agreement”) dated as of January 11, 2024 is by and between MILL ROAD CAPITAL III, L.P., a Cayman Islands exempted limited partnership (“Mill Road”), and SUPERIOR INDUSTRIES INTERNATIONAL, INC. (the “Company”).

WHEREAS, the Company and Mill Road have engaged in discussion concerning the Company’s business;

WHEREAS, Mill Road has informed the Company that it beneficially owns 4,380,940 shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), which represented approximately 15.6% of the issued and outstanding shares of Common Stock based upon that certain Schedule 13D amendment filed on October 30, 2023;

WHEREAS, the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) and the Company’s Board of Directors (the “Board”) have considered the qualifications of Deven Petito (the “Designee”) and have conducted such review as they have deemed appropriate; and

WHEREAS, the Company and Mill Road have determined to come to an agreement regarding the appointment of the Designee to the Board and to the subsequent nomination of the Designee at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) and certain other matters as set forth herein.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.      Nomination of Designee.

(a)       The Board shall appoint the Designee to serve as a director within one (1) business day following the date of this Agreement. In addition, the Company shall include the Designee as a nominee to the Board on the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the 2024 Annual Meeting. With respect to any meeting of stockholders for which the Designee has been nominated by the Board for election as a director, the Board shall recommend, and solicit proxies for, the election of the Designee in the same manner in which the Company recommends, and solicits proxies for, the election of the other nominees of the Board for election as directors for the same annual meeting.

(b)       The Company acknowledges receipt of Designee’s written consent to serve as a director of the Company and a completed D&O Questionnaire in the form provided to Mill Road by the Company. As a condition to the Designee’s nomination for election as a director of the Company at the 2024 Annual Meeting, Mill Road shall (or shall cause the Designee to) provide to the Company an executed consent from the Designee to be named as nominee in the Company’s proxy statement for the 2024 Annual Meeting and to serve as a director if so elected, a completed D&O Questionnaire in the form provided to Mill Road by the Company and an executed irrevocable agreement to resign as a director in the form attached hereto as Exhibit A (the “Irrevocable Resignation Agreement”). As a further condition to the Designee’s nomination for election as a director of the Company at the 2024 Annual Meeting, Mill Road shall (or shall cause the Designee to), as promptly as practicable upon the reasonable written request of the Company, provide any information required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, information reasonably required in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and such other information as reasonably requested by the Company from time to time with respect to Mill Road or the Designee; provided, that the Company applies, administers and enforces this condition on all nominees for election as a director of the Company at the 2024 Annual Meeting in a reasonable and equitable manner consistent with prior years’ practice.

(c)       Mill Road acknowledges that the Designee shall have all of the rights and obligations, including fiduciary duties to the Company and its stockholders, of a director under applicable law and the Company’s organizational documents while the Designee is serving on the Board. Without limiting the generality of the foregoing, the Designee shall be entitled to the same rights and benefits as a director of the Company as a majority of the other non-employee directors, including with respect to expense reimbursement, insurance, indemnification, advancement of expenses, compensation and preparation and filing with the Securities and Exchange Commission (the “SEC”), at the Company’s expense, of any Forms 3, 4 and 5 under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mill Road further acknowledges that, at all times while serving as a member of the Board, the Designee shall have the obligation to (i) comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all Board members, including the Company’s Corporate Governance Guidelines (collectively, “Company Policies,” which shall include the confidentiality obligations in clause (ii) below), and (ii) preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees to the extent not disclosed publicly by the Company. The Company shall not apply, administer or enforce the Company Policies against the Designee except in a manner that is reasonable, equitable and consistent with prior years’ practice. The parties agree that, solely for purposes of any stock ownership requirements, guidelines or policies of the Company that may apply to the Designee, the Designee shall be deemed to own the securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, “securities of the Company”) that are beneficially owned by the Mill Road Affiliates.

(d)       The Company shall, in connection with the cessation of the Designee’s service as a director of the Company for any reason, take all actions reasonably necessary to extend any directors’ and officer’s liability insurance coverage for the Designee for a period of not less than one (1) year from such event in respect of any act or omission occurring at or prior to such event (or for such longer period as shall then be provided by any policy or practice of the Company for non-employee directors).

(e)       The Company shall use reasonable efforts to cause all transactions in securities of the Company involving the Designee and the Company to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3(d)(1) or Rule 16b-3(e) thereunder (or any successor or other rule) to the extent permitted thereby. Without limiting the generality of the foregoing, the Company acknowledges that, as a result of the Designee’s service on the Board, one or more of the Mill Road Affiliates may be considered directors by deputization under applicable interpretations of Section 16 of the Exchange Act. The Company shall use reasonable efforts to cause all transactions in securities of the Company involving the Company and any Mill Road Affiliate who may be considered to be a director by deputization to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3(d)(1) or Rule 16b-3(e) thereunder (or any successor or other rule) to the extent permitted thereby.

(f)       Notwithstanding anything to the contrary in this Agreement, the Company’s obligations under this Section 1 shall terminate immediately, and, if the Designee has joined the Board, such Designee shall promptly offer to resign from the Board and any committee thereof (and, if requested by the Company, promptly deliver his written resignation to the Board (which shall provide for his immediate resignation) it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignation), and the Company shall have no further obligation under this Section 1, if: (A) the Mill Road Affiliates (as defined below), collectively, cease to beneficially own at least 5.0% of the Common Stock then outstanding; or (B) both (i) Mill Road or the Designee materially breaches any of the terms of this Agreement (assuming for this purpose that the Designee is a party to this Agreement) and, if capable of being cured, such breach has not been cured within fifteen (15) days of receipt of written notice of such breach, which notice specifies in reasonable detail the facts constituting such material breach, and (ii) at the time of the giving of such notice and during such cure period, the Company is not in material breach of any of the terms of this Agreement. Mill Road agrees to cause the Designee to resign from the Board if the Designee fails to resign if and when required pursuant to this Section 1(f). The percentage threshold set forth in this Section 1(f)(A) shall be deemed satisfied notwithstanding a failure to maintain such ownership threshold to the extent that such failure results from share issuances or similar Company actions that increase the number of outstanding shares of Common Stock. In furtherance of this Section 1(f), the Designee has, concurrently with the execution of this Agreement, executed the Irrevocable Resignation Agreement and delivered it to the Company.

(g)       If the Designee is unable or unwilling to serve as a director of the Company, resigns as a director of the Company, is removed as a director of the Company or ceases to be a director of the Company for any reason prior to the expiration of the Standstill Period, or if the Designee (or other candidate selected by Mill Road pursuant to Section 2(c)) is nominated by the Company but not elected as a director of the Company at the Applicable Meeting (as defined below), and at such time the condition set forth in Section 1(f)(A) above is satisfied, Mill Road shall be entitled to designate a replacement director (the “Replacement Designee”), subject to the Company’s approval, such approval not to be unreasonably delayed, withheld or conditioned, and subject to the execution and delivery to the Company by the Replacement Designee of an irrevocable resignation agreement in substantially the form of Exhibit A hereto, and the Board and all applicable committees thereof shall as promptly as practicable take (or shall cause to be taken) such actions as are necessary to appoint the Replacement Designee to serve as a director of the Company for the remainder of the Designee’s term (or, in the case of a failure to be elected at an Applicable Meeting, until the next annual meeting of stockholders of the Company), subject to any applicable reelection requirements required by law, stock exchange rules, or the Company’s organizational documents. Effective upon the appointment of the Replacement Designee to the Board, such Replacement Designee will be considered the Designee for all purposes of this Agreement from and after such appointment.

2.      Standstill.

(a)       Mill Road agrees that, during the Standstill Period (as defined below), (unless specifically requested in writing by the Company, acting through a resolution of the Board not including the Designee), it shall not, and shall cause each of its Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) that is controlled by or under common control with Mill Road (collectively (with Mill Road) and individually, the “Mill Road Affiliates”, which for avoidance of doubt shall be deemed to include the general partner of Mill Road, any management company that controls Mill Road, any members of the board of directors, managing directors, general partners, managers or managing members (or substantial equivalent) of any such general partner or management company, and any Affiliate or Associate that is controlled by or under common control with such general partner or management company), not to, directly or indirectly, in any manner, alone or in concert with others:

(i)       make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) of the Exchange Act) or consents to vote or knowingly advise, encourage or seek to influence any person (other than Mill Road Affiliates) with respect to the voting of any securities of the Company for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting or voting its shares at any such meeting in its sole discretion (subject to compliance with this Agreement), or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(ii)      form, join, or in any way knowingly participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not Mill Road Affiliates with respect to any securities of the Company, or knowingly advise, encourage or seek to influence any such “group” in a manner inconsistent with any recommendation of the Board with respect thereto or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof (including by granting any proxy, consent or other authority to vote (other than proxies solicited by the Board) but excluding any customary brokerage account, margin account, prime brokerage account or the like), except as expressly set forth in this Agreement;

(iii)     except with the prior written consent of the Chair of the Board of Directors of the Company, knowingly acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group, through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities of the Company that would result in Mill Road (together with the Mill Road Affiliates) owning, controlling or otherwise having any beneficial or other ownership interest in excess of 17.0% of the Common Stock outstanding at such time; provided, that, nothing herein will require Common Stock to be sold to the extent that the Mill Road Affiliates, collectively, exceed the ownership limit under this clause (iii) as the result of a share repurchase or other reduction in the number of outstanding shares of Common Stock;

(iv)    effect or seek to effect, offer or propose to effect, or knowingly participate in (or in any way knowingly assist or facilitate any other person to effect or seek, offer or propose to effect or participate in) any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities or a material amount of any of their respective assets or businesses (each, an “Extraordinary Transaction”); provided, however, that this clause (iv) shall not preclude the tender (or action not to tender) by the Mill Road Affiliates of any securities of the Company into any tender or exchange offer or vote by the Mill Road Affiliates of any securities of the Company with respect to any Extraordinary Transaction or any other participation in any Extraordinary Transaction by the Mill Road Affiliates as holders of securities of the Company on substantially the same terms as other similarly situated holders of securities of the Company;

(v)     engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that Mill Road knows to derive any significant part of its value from a decline in the market price or value of the securities of the Company;

(vi)    call or request the calling of any meeting of stockholders of the Company, including by written consent, seek representation on, or nominate any candidate to, the Board, except as set forth herein, seek the removal of any member of the Board, solicit consents from stockholders of the Company or otherwise take corporate action by written consent of the stockholders of the Company in a manner inconsistent with the recommendation of the Board, conduct a referendum of stockholders of the Company, present at any annual meeting or any special meeting of the Company’s stockholders (provided that at any such meeting the Designee may respond to questions directed to Designee in his capacity as a director of the Company), or make a request for any stockholder list of the Company;

(vii)   take any material action in support of or make any proposal or request that constitutes: advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board; any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company; any other material change in the Company’s management, business or corporate structure; seeking to have the Company waive or make amendments or modifications to the Company’s certificate of incorporation or its by-laws, or other actions, that would reasonably be expected to impede or facilitate the acquisition of control of the Company by any person; causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(viii)  make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(ix)     knowingly enter into any discussions, negotiations, agreements or understandings with any third party to take any action with respect to any action prohibited by this Section 2(a), or advise, assist, knowingly encourage or seek to persuade any third party to take any action or make any public statement with respect to any action prohibited by this Section 2(a), or otherwise take or cause any action or make any public statement inconsistent with this Section 2(a); or

(x)       request, directly or indirectly, any amendment or waiver of the foregoing.

Neither the foregoing provisions of this Section 2(a) nor any organizational document or agreement of the Company or Company Policy shall be deemed to prohibit the Mill Road Affiliates or the directors, officers, partners, employees, members, managers, agents or other representatives (acting in such capacity) (“Representatives”) of the Mill Road Affiliates from communicating privately with, or from privately requesting a waiver of any of the foregoing provisions of this Section 2(a) from, the Company’s Representatives so long as such communications or requests would not reasonably be expected to require any public disclosure of such communications or requests. For avoidance of doubt, this Section 2(a) shall not restrict the ability of the Designee, in his capacity as a director of the Company, to propose in any meeting of the Board or any committee thereof, or in any private communication with Representatives of the Company, that the Company take or refrain from taking any course of action contemplated by this Section 2(a).

(b)       For purposes of this Agreement the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(c)       For purposes of this Agreement the term “Standstill Period” means the period commencing on the date hereof and ending on the date that is thirty (30) days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2025 annual meeting of stockholders of the Company; provided, however, that if, on or before the date that is sixty (60) days prior to the expiration of the Company’s advance notice provision for the nomination of directors at the then-next annual meeting of stockholders of the Company, starting with the 2025 annual meeting of stockholders of the Company (each, an “Applicable Meeting”), both (i) the Company shall irrevocably agree with Mill Road in writing to include the Designee (or another candidate selected by Mill Road) on the Company’s slate of director nominees for such Applicable Meeting, and (ii) the Designee (or such other candidate, if selected by Mill Road) agrees to serve as a director of the Company, then the Standstill Period shall be extended (A) if the Designee (or such other candidate, if selected by Mill Road) is not elected as a director of the Company at the Applicable Meeting, to the date the Designee ceases to serve as a director of the Company, or (B) if the Designee (or such other candidate, if selected by Mill Road) is elected as a director of the Company at the Applicable Meeting, to the date that is thirty (30) days prior to the expiration of the Company’s advance notice period for the nomination of directors at the next annual meeting of stockholders of the Company following such Applicable Meeting.

(d)       The restrictions in this Section 2 shall terminate automatically if:

(i)       the Company enters into a definitive agreement with a third party providing for an Extraordinary Transaction that would result in such third party acquiring securities representing a majority of the voting power of the Company or a successor (or a parent of the Company or a successor) or a majority of the consolidated assets of the Company; provided, however, that if such Extraordinary Transaction and all other proposed Extraordinary Transactions publicly announced thereafter by other third parties, if any, are abandoned or terminated prior to consummation or closing of any such Extraordinary Transaction, then the restrictions in this Section 2 shall be reinstated and continue in effect (subject to subsequent expiration or termination in accordance with the terms of this Section 2), unless, prior to the abandonment or termination of all such Extraordinary Transactions, a Mill Road Affiliate shall have publicly announced a proposed Extraordinary Transaction and shall not have abandoned or terminated such Extraordinary Transaction; or

(ii)      the Company materially breaches this Agreement (including a failure by the Company to comply with its obligations in Section 1 to appoint and nominate the Designee, a failure to perform any of the actions contemplated in Section 1(g) or a failure by the Company to issue the Press Release in accordance with Section 7), Mill Road provides the Company with written notice of such material breach (which notice specifies in reasonable detail the facts constituting such material breach) and such breach, if capable of being cured, shall not have been cured within fifteen (15) days following the receipt of such notice; provided that, at the time of the giving of such notice and during such cure period, neither Mill Road nor the Designee is in material breach of any of the terms of this Agreement.

(e)       Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including the restrictions in this Section 2) will prohibit or restrict any Mill Road Affiliate or Representative thereof from (A) making any factual statement to comply with any subpoena, legal requirement or other legal process or to respond to a request for information from any governmental authority with jurisdiction over such person from whom information is sought (so long as such requirement, process or request did not arise as a result of discretionary acts with respect to the Company by any Mill Road Affiliate or Representative thereof) or (B) negotiating, evaluating and/or trading, directly or indirectly, in any mutual fund, exchange-traded fund, benchmark fund or broad basket of securities which may contain or otherwise reflect the performance of, but not primarily consist of, securities of the Company. Furthermore, for the avoidance of doubt, nothing in this Agreement will be deemed to restrict in any way the Designee in the performance of his fiduciary duties in his capacity as a director of the Company.

3.      Mutual Non-Disparagement. Each of the Company and Mill Road agrees that, during the Standstill Period, it will not, and will cause its Affiliates and Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) that are controlled by or under common control with it, and its and such Affiliates’ and Associates’ Representatives acting on its behalf (collectively, “Covered Persons”) not to, make or cause to be made, or in any way knowingly encourage any other person to make or cause to be made, any statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, that constitutes an ad hominem attack on, or otherwise defames or slanders the other party or the other party’s known Affiliates or Associates or any of their respective known current or former Representatives (in their capacity as Representatives of the other party). The foregoing will not (a) restrict the ability of any person to comply with any subpoena, legal requirement or other legal process or to respond to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought or to enforce such person’s rights hereunder or (b) apply to any private communications (i) between or among the Company, Mill Road, their respective Affiliates and Associates, and their and their respective Affiliates’ and Associates’ respective Covered Persons (in their respective capacities as such) or (ii) by the Mill Road Affiliates and their Covered Persons to the Mill Road Affiliates’ respective limited partner investors or potential limited partner investors (or equivalent) (provided, that in the case of this clause (b)(2), any such private communications are limited to factual statements that do not otherwise violate the terms of this Section 3).

4.      Voting Agreement. During the Standstill Period, Mill Road shall cause all shares of Common Stock beneficially owned, directly or indirectly, by it, or by any Mill Road Affiliate, to be present for quorum purposes and to be voted, at any annual or special meeting of stockholders (and at any adjournments or postponements thereof), and further agrees that at such meetings it and they shall vote in favor of all directors nominated by the Board for election at such meetings and further agrees that at such meetings it and they shall vote in accordance with the Board’s recommendations with respect to any other proposal or business that may be the subject of stockholder action at such meetings; provided, however, that Mill Road and the Mill Road Affiliates may vote their shares of Common Stock beneficially owned, directly or indirectly, in the discretion of Mill Road or the Mill Road Affiliate, as applicable, with respect to any proposal related to an Extraordinary Transaction, any amendment to the certificate of incorporation or bylaws of the Company, any shareholder rights plan, poison pill or other takeover defense, any reincorporation, domestication or conversion, or any issuance of securities (excluding the adoption or amendment of any employee benefit plan (as defined in Rule 405 under the Securities Act of 1933, as amended) or any issuance thereunder).

5.      Representations of the Company. The Company represents and warrants to Mill Road as follows: the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; and this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

6.      Representations of Mill Road. Mill Road represents and warrants to the Company as follows: Mill Road is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite organizational power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly and validly authorized, executed and delivered by Mill Road, constitutes a valid and binding obligation and agreement of Mill Road and is enforceable against Mill Road in accordance with its terms; and the Mill Road Affiliates beneficially own, directly or indirectly, an aggregate of 4,380,940 shares of Common Stock and such shares of Common Stock constitute all of the Common Stock beneficially owned by the Mill Road Affiliates or in which the Mill Road Affiliates have any interest or right to acquire or vote (whether through derivative securities, voting agreements or otherwise) within the meaning of Rule 13d-3 under the Exchange Act.

7.      Public Announcement.

(a)       Mill Road and the Company shall announce this Agreement by means of a joint press release in the form attached hereto as Exhibit B (the “Press Release”) as soon as practicable following the execution and delivery of this Agreement.

(b)       The Company shall within two (2) business days prepare and file a Form 8-K (the “Form 8-K”) reporting entry into this Agreement and appending or incorporating by reference this Agreement and the Press Release as exhibits thereto.

(c)       Mill Road shall promptly (but in no event prior to the date of the filing of the Form 8-K, if timely filed in accordance with Section 7(b)) prepare and file an amendment (the “13D Amendment”) to its Schedule 13D with respect to the Company reporting the entry into this Agreement and amending the applicable items to conform to the obligations hereunder.

(d)       The parties shall mutually agree to a summary description of this Agreement which shall be used to describe this Agreement in both the Company’s Form 8-K and Mill Road’s 13D Amendment. Each party shall provide the other party with a reasonable opportunity to review and comment upon the Form 8-K or 13D Amendment, as the case may be, prior to filing, and shall consider in good faith any changes proposed by the other party.

(e)        During the Standstill Period, neither party will make or cause to be made any public announcement or statement with respect to the terms of this Agreement that is inconsistent with or contrary to the statements made in the Press Release or the summary description prepared pursuant to Section 7(d), except as a party may reasonably determine to be required by law or the rules of any stock exchange or with the prior written consent of the other party.

8.      Confidentiality Agreement. The parties hereby agrees that, notwithstanding any other provision of this Agreement to the contrary, Mill Road may be provided confidential information in accordance with and subject to the terms of the Confidentiality Agreement in the form attached hereto as Exhibit C (the “Confidentiality Agreement”), which Confidentiality Agreement shall become effective at the time the Designee’s appointment to the Board becomes effective. The Company represents, warrants and agrees that, during the Standstill Period, no Company Policy will prohibit any member of the Board from communicating with any Mill Road Affiliate, subject to such director’s compliance with applicable law, observance of his or her confidentiality obligations, fiduciary duties and obligations to the Company and other Company policies and practices generally applicable to nonemployee directors of the Company.

9.      Miscellaneous. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without proof of the inadequacy of monetary damages, exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any state or federal court sitting in the State of Delaware, in addition to any other remedies at law or in equity. Each of the parties hereto agrees to waive any bonding requirement under any applicable law if the other party seeks to enforce the terms of this Agreement by way of equitable relief. Furthermore, each of the parties hereto consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware and the federal and other state courts sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than such federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 12 hereof or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO ANY CONFLICT OR CHOICE OF LAW PRINCIPLES THAT MAY RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

10.    Expenses. All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such fees, costs or expenses.

11.    Entire Agreement; Amendment. This Agreement, the Confidentiality Agreement and the Irrevocable Resignation Agreement contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be enforced. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

12.    Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, when actually received during normal business hours at the address specified in this subsection:

if to the Company:		Superior Industries International, Inc.
26600 Telegraph Road, Suite 400
Southfield, Michigan 48033
Attention: David M. Sherbin

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
	Attention:	Michael Kaplan
Marc O. Williams

if to Mill Road:	Mill Road Capital III, L.P.
328 Pemberwick Road
Greenwich, CT 06831
Attention: Deven Petito

With a copy (which shall not constitute notice) to:

Foley Hoag LLP
155 Seaport Boulevard
Boston, MA 02210
	Attention:	John D. Hancock

13.    Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be of no force and effect, but the illegality, invalidity or unenforceability of such provision shall have no effect upon the legality, validity or enforceability of any other provision of this Agreement.

14.    Counterparts. This Agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by email transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

15.    No Third-Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the parties hereto and is not binding upon or enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.

16.    Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:	/s/ Tim McQuay
	Name:	Tim McQuay
	Title:	Chairman of the Board

MILL ROAD CAPITAL III, L.P. By: Mill Road Capital III GP LLC, its General Partner

By:	/s/ Thomas Lynch
	Name:	Thomas Lynch
	Title:	Managing Director

[Signature Page to Cooperation Agreement]

EXHIBIT A

FORM OF DESIGNEE’S IRREVOCABLE AGREEMENT TO RESIGN

January 11, 2024

Attention: Board of Directors

Superior Industries International, Inc.

26600 Telegraph Road, Suite 400
Southfield, Michigan 48033

Re: Irrevocable Agreement to Resign

Ladies and Gentlemen:

This irrevocable agreement to resign is delivered pursuant to Sections 1(b) and 1(f) of the Cooperation Agreement, dated as of January 11, 2024 (the “Agreement”), by and between Superior Industries International, Inc. and Mill Road Capital III, L.P. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

I hereby irrevocably agree that, pursuant to Section 1(f) of the Agreement, I will promptly offer to resign from the Board and any committee thereof (and, if requested by the Company, promptly delivery my resignation to the Board providing for my immediate resignation) if I receive written notice that either a court of competent jurisdiction shall have determined, in a final judgment not subject to further appeal, or Mill Road and the Company shall have agreed in a written instrument executed by them, that Section 1(f) of the Agreement requires me to do so.

[Signature Page Follows]

Sincerely,

Deven Petito

[Signature Page to Irrevocable Agreement to Resign]

EXHIBIT B

PRESS RELEASE

[See attached]

EXHIBIT C

CONFIDENTIALITY AGREEMENT

[See attached]